[LOGO]                      ----------------------------------------------------
                              85 Livingston Avenue, Roseland, NJ  07068
                              973-994-6666, Fax 973-994-0337



EXHIBIT 16.1                                              May 3, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated March 27, 2001 of The Financial Commerce Network, Inc. and are in agreement with the statements contained in the two paragraphs on page 1 therein.



                                           /s/ Rothstein, Kass & Company, P.C.